Exhibit 99.1

FOR IMMEDIATE RELEASE

4829 Galaxy Parkway
Suite S
Cleveland, OH 44128
www.morgansfoods.com

Contact: Kenneth L. Hignett

Executive Vice President, Chief Financial Officer and Secretary

(216) 359-9000

ken.hignett@morgansfoods.com

Apex Restaurant Management, Inc. Completes Acquisition of Morgan’s Foods, Inc.

Cleveland, Ohio (May 28, 2014) – Morgan’s Foods, Inc. (OTC:MRFD) and Apex Restaurant Management, Inc. announced today the completion of Apex’s acquisition of Morgan’s Foods.

Last week, shareholders of Morgan’s Foods overwhelmingly approved the deal, with approximately 99% of the votes cast at a special shareholders meeting, held on May 22, 2014, voting in favor of the merger agreement, representing approximately 93% of Morgan’s Foods common shares as of April 11, 2014, the record date for the special meeting. Pursuant to the merger agreement, shareholders will receive $5.00 per share, in cash.

Morgan’s Foods, which was formed in 1925, owns and operates 68 KFC, Taco Bell and Pizza Hut Express franchises in Ohio, Pennsylvania, West Virginia, Illinois, New York and Missouri.

Apex, which was formed in 2005, is one of the largest franchise organizations of Yum! Brands and Long John Silver’s.